UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 13, 2009

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA		94089
(Address of principal executive offices)		(Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 13, 2009, Cepheid announced that Nicolaas Arnold will join the company as its Executive Vice President, Worldwide Commercial Operations, on or about October 14, 2009. Mr. Arnold’s starting salary will be $325,000 per year and he will be eligible to receive a target annual incentive cash bonus of 40% of his base salary, commencing with calendar year 2010. Pursuant to the terms of his offer letter dated September 18, 2009, filed as exhibit 99.01 hereto, if his employment is terminated without cause within 12 months following his hire date, he will receive (i) a lump sum severance payment equal to 12 months of his then-current base salary, less applicable withholdings, (ii) a lump sum payment in respect of a pro rata portion of his bonus as determined by Cepheid’s Chief Executive Officer, and (iii) reimbursement of COBRA health insurance premiums for 12 months, if he elects to continue COBRA coverage.

In connection with his employment, the Board of Directors of Cepheid has granted to Mr. Arnold an option to purchase 200,000 shares of Cepheid common stock, exercisable at the closing price of Cepheid common stock on the date that his employment starts. This option will become exercisable by Mr. Arnold over four years, with 25% vesting on the one-year anniversary of grant and ratably monthly thereafter, and will expire after seven years from the grant date. This option was granted outside of Cepheid’s 2006 Equity Incentive Plan and is granted as an inducement grant pursuant to Section 5635(c)(4) of the Nasdaq Marketplace Rules. The Non-Plan Stock Option Agreement between Cepheid and Mr. Arnold is filed as exhibit 99.02 hereto.

Cepheid also anticipates that on October 14, 2009, Mr. Arnold will enter into Cepheid’s standard form of Change of Control Retention and Severance Agreement for its executives. Pursuant to this agreement, if Mr. Arnold is terminated by Cepheid without “cause,” or if he resigns following a “diminution of responsibilities,” each as defined in the agreement, within the 12-month period following a change of control of the company, he will be entitled to receive (i) a lump sum severance payment equal to 18 months of his then-current base salary, less applicable withholdings, (ii) 100% of his target incentive cash bonus for the year of termination, and (iii) full vesting acceleration of all of his outstanding equity awards. The receipt of any benefits under either this agreement or under Mr. Arnold’s offer letter are mutually exclusive and conditioned upon his signing a general release of claims in favor of Cepheid.

Item 2.02	Results of Operations and Financial Condition.

The information in this Item 2.02 and Exhibit 99.03 attached hereto are being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

On October 13, 2009, Cepheid included in its press release announcing the hiring of Mr. Arnold its preliminary estimate for revenues expected for the quarter ended September 30, 2009. The press release is attached to this report as Exhibit 99.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit Title

99.01	Offer Letter dated September 18, 2009 from Cepheid to Nicolaas Arnold.

99.02	Non-Plan Stock Option Agreement between Cepheid and Nicolaas Arnold, dated October 14, 2009.

99.03	Press release dated October 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: October 13, 2009	By:	/S/ JOHN L. BISHOP
Name: John L. Bishop
Title: Chief Executive Officer

Exhibit List

Exhibit No.	Exhibit Title

99.01	Offer Letter dated September 18, 2009 from Cepheid to Nicolaas Arnold.

99.02	Non-Plan Stock Option Agreement between Cepheid and Nicolaas Arnold, dated October 14, 2009.

99.03	Press release dated October 13, 2009.